Exhibit 10.2
SECURITY AGREEMENT
(Deposit Account at Bank of America, N.A.)
     This Security Agreement (Deposit Account) (this “Agreement”) is made as of March 23, 2007 by and between AMERIGROUP Corporation, a Delaware corporation (the “Pledgor”), and Bank of America, N.A. (the “Bank”).
     1. Grant of Security Interest. As security for any and all Indebtedness (as defined below), the Pledgor hereby irrevocably and unconditionally grants a security interest in and assigns and transfers the Deposit Account (as defined below) to the Bank.
     2. “Indebtedness” means any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Pledgor to the Bank, arising out of or in connection with letter of credit no. L/C No. 3085765 issued by the Bank, any reimbursement or similar agreements given by the Pledgor to the Bank in connection therewith (including all renewals, extensions, amendments, refinancings and other modifications thereof), and all costs, attorneys’ fees and expenses incurred by the Bank in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Pledgor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, and including interest that accrues after the commencement by or against the Pledgor of any proceeding thereunder. The Bank’s books and records showing the amount of the Indebtedness shall be admissible in evidence in any action or proceeding, and shall be binding upon the Pledgor and conclusive for the purpose of establishing the amount of the Indebtedness.
     3. Deposit Account. For purposes of this Agreement, “Deposit Account” means account no. [TBD] opened or to be opened by the Pledgor with the Bank, any renewals or rollovers thereof, any successor or substitute deposit account(s) including, without limitation, any such deposit account as it may have been renumbered or retitled, any proceeds thereof (including without limitation any interest paid thereon), and any general intangibles and choses in action arising therefrom or related thereto.
     4. Withdrawals; Renewals; Rollovers. The Pledgor shall not withdraw funds from the Deposit Account without the Bank’s prior written consent. The Pledgor agrees that, upon maturity of any deposit with a maturity date, such deposit shall be renewed at the Bank’s then prevailing rate of interest for such time period as may be agreed by the Bank and the Pledgor.
     5. Interest Payments. Notwithstanding the Bank’s security interest in the proceeds of the Deposit Account, the Bank will continue to pay to the Pledgor any interest accruing thereunder until the occurrence of an Event of Default under this Agreement.

     6. Pledgor’s Covenants, Warranties and Representations. The Pledgor covenants, represents and warrants that unless compliance is waived by the Bank in writing:
     (a) Except as otherwise agreed by the Bank in writing, the Pledgor owns the Deposit Account free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of the Bank, and will keep the Deposit Account free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of the Bank.
     (b) The Pledgor shall, at the Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of said security interest and shall not take any actions that would alter, impair or eliminate said priority or perfection.
     (c) The Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Deposit Account, and upon the failure of the Pledgor to do so, the Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.
     (d) The Pledgor’s exact legal name is correctly set forth on the signature page hereof. The Pledgor will provide the Bank with at least 30 days’ prior written notice of any change in the Pledgor’s name or identity.
     (e) The Pledgor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the first paragraph above. The Pledgor shall give the Bank at least 30 days’ notice before changing its type of organization, business structure or state of organization.
     (f) The Pledgor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the signature page hereof. The Pledgor shall promptly notify the Bank (i) of any change of its organizational identification number, or (ii) if the Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.
     7. Certificates. Upon the Bank’s request, the Pledgor shall deliver any certificate evidencing any part of the Deposit Account to the Bank, duly endorsed over to the Bank as necessary.
     8. Costs. All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement hereof, shall become a part of the Indebtedness secured hereunder and shall be paid to the Bank by the Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest that would be applicable to any Indebtedness secured by this Agreement. Such costs and attorneys’ fees shall include, without limitation, the allocated cost of in-house counsel.

     9. Events of Default. Any one or more of the following shall be a default hereunder (“Event of Default”):
     (a) The Pledgor or any comaker, accommodation maker, surety or guarantor of the Indebtedness or any endorser of any note or other document evidencing the Indebtedness (a “Credit Party”) fails to pay any Indebtedness when due, or breaches any other term, provision, warranty or representation of any agreement evidencing or relating to the Indebtedness.
     (b) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of any Credit Party.
     (c) Any Credit Party becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.
     (d) Any case, proceeding or other action is commenced against any Credit Party under any bankruptcy or other law for the relief of, or relating to, debtors.
     (e) Any involuntary lien of any kind or character attaches to the Deposit Account.
     (f) Any financial statement, certificate, schedule or other information now or hereafter furnished by any Credit Party to the Bank proves to have been false or incorrect in any material respect when furnished to the Bank.
     (g) If any Indebtedness is an obligation or liability of any kind (including any renewals, extensions or modifications thereof) arising out of or relating to any transaction (including an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, spot or forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit swap or default transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (individually, a “Hedging Transaction;” collectively, the “Hedging Transactions”), any termination event, event of default or other similar event occurs under such Indebtedness.
     10. Remedies. If an Event of Default occurs, the Bank may do any one or more of the following:
     (a) Declare all Indebtedness to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default described in Paragraph 9(c) or 9(d), all Indebtedness shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.
     (b) Exercise as to the Deposit Account all of the rights, powers and remedies of an owner and all of the rights, powers and remedies of a secured party under the UCC (as defined below) and any other applicable law.
     (c) Apply, without notice, any funds in any Deposit Account against the Indebtedness.
     (d) Exercise any other remedy provided under this Agreement or by any applicable law.
     11. Return of Collateral. The Bank may at any time deliver the collateral or any part thereof to the Pledgor and the receipt of the Pledgor shall be a complete and full acquittance for the collateral so delivered, and the Bank shall thereafter be discharged from any liability or responsibility therefor.
     12. Transfer of Collateral. Upon the transfer of all or any part of the Indebtedness, the Bank may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of the Bank hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred the Bank shall retain all rights and powers hereby given.
     13. Other Rights. The rights, powers and remedies given to the Bank by this Agreement shall be in addition to all rights, powers and remedies given to the Bank by virtue of any statute or rule of law. Any forbearance or failure or delay by the Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Bank.
     14. Termination. This Agreement shall remain in full force and effect until terminated by the Bank.
     15. Miscellaneous.
     (a) The Pledgor hereby authorizes the Bank to file one or more financing statements describing all or part of the collateral, and continuation statements, or amendments thereto, relative to all or part of the collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the

Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Bank promptly upon request.
     (b) At the request of the Bank, the Pledgor shall execute such other agreements, documents or instruments in connection with this Agreement as the Bank may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to the Bank herein.
     (c) This Agreement shall be governed by and construed according to the internal laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction. The Pledgor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York County, Borough of Manhattan, in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Bank in connection with such action or proceeding shall be binding on the Pledgor if sent to the Pledgor by registered or certified mail at its address specified below. The Pledgor agrees that the Bank may disclose to any prospective purchaser and any purchaser of all or part of the Indebtedness any and all information in the Bank’s possession concerning the Pledgor, this Agreement and the collateral. The state referred to above in this subparagraph is the “bank’s jurisdiction” for purposes of the UCC (as defined below).
     (d) References to “UCC” in this Agreement shall mean the Uniform Commercial Code as in effect from time to time in the state referred to in subparagraph (d) above; provided that if by mandatory provisions of law, the perfection, the effect of perfection or non-perfection, or the priority of the security interests granted in this Agreement, as well as all other security interests created or assigned as additional security for the Indebtedness under the provisions of this Agreement, in any collateral is governed by the Uniform Commercial Code as in effect in any other jurisdiction, the “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection, effect of perfection or non-perfection, or the priority of security interests. Any term used or defined in the UCC and not defined in this Agreement has the meaning given to the term in the UCC, when used in this Agreement.
     (e) This Agreement shall benefit the Bank’s successors and assigns and shall bind the Pledgor’s successors and assigns, except that the Pledgor may not assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a debtor with respect to the Indebtedness.
     (f) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

     16. WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PLEDGOR AND THE BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.
     17. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS SECURITY AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized officers as of the date first above written.
Pledgor:
AMERIGROUP CORPORATION
By:  /s/  Stanley F. Baldwin
Name:  Stanley F. Baldwin
Title:    Corporate Secretary
Bank:
BANK OF AMERICA, N.A.
By:  /s/  Joseph L. Corah
Name:  Joseph L. Corah
Title:    Senior Vice President